UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2015

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 12, 2015, the Company issued a press release setting forth its consolidated financial results for the first fiscal quarter ended April 3, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 2.02 of this current report on Form 8-K, as well as Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

 Item 5.07      Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders of the Company was held on May 8, 2015. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Proposal 1 – Election of Directors. The shareholders of the Company elected each of the director nominees named below to serve until the 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The following is a breakdown of the voting results:

			BROKER
DIRECTOR	FOR	WITHHELD	NON-VOTES
David N. Dungan	23,554,757	818,806	-
Richard N. Hamlin	20,527,946	3,845,617	-

Proposal 2 – Stock Option and Incentive Plan Amendment.  The Shareholders of the Company approved an amendment to the Company's 1998 Stock Option and Incentive Plan to raise the sublimit for restricted stock and restricted stock unit issuances under the Plan by 1,200,000 shares and to increase the total shares available for issuance under the Plan by 1,200,00 shares.  The following is a breakdown of the voting results:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
21,460,684	2,839,050	73,829	-

Proposal 3 – Advisory Vote on Executive Officer Compensation. The shareholders of the Company approved an advisory vote on executive officer compensation. The following is a breakdown of the voting results:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
18,128,736	4,526,925	1,717,902	-

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: May 12, 2015	By:	/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Hackett Group, Inc., dated May 12, 2015.